                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)_

                      IBJ SCHRODER BANK & TRUST COMPANY
             (Exact name of trustee as specified in its charter)

        New York                                                13-5375195
(Jurisdiction of incorporation                         (I.R.S. employer
or organization if not a U.S. national bank)           identification No.)

One State Street, New York, New York                   10004
(Address of principal executive offices)               (Zip code)

                    JAMES P. FREEMAN, ASST. VICE PRESIDENT
                      IBJ SCHRODER BANK & TRUST COMPANY
                               One State Street
                           New York, New York 10004
                                (212) 858-2000
          (Name, address and telephone number of agent for service)


                   CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
             (Exact names of obligor as specified in its charter)

      Bermuda                                                  Not Applicable
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification No.)

Clarendon House
Church Street
Hamilton, Bermuda                                                  N/A
(Address of principal executive offices)                        (Zip code)

             $143,750,000 Convertible Subordinated Notes due 2004

                       (Title of indenture securities)

Item 1.            General information


                   Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                        New York State Bank Department, Two Rector
                        Street, New York, New York

                        Federal Deposit Insurance Corporation,
                        Washington, D.C.

                        Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

      (b) Whether it is authorized to exercise corporate trust powers.
                                    Yes

Item 2.            Affiliations with the Obligor

                   If the obligor is an affiliate of the trustee, describe each such affiliation.

                   The obligor is not an affiliate of the trustee.

Item 3.            Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                    None

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                    None

Item 16.           List of exhibits.

                   List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).


     *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

     *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File
                   No. 22-19146).

     *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      5.           Not Applicable

      6. The consent of United States institutional trustee required by Section 321(b) of the Act.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                     NOTE

In answering any item in the Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                  SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of April, 1997.



                                      IBJ SCHRODER BANK & TRUST COMPANY


                                      By: /s/ James P. Freeman
                                         ------------------------------
                                          James P. Freeman
                                          Assistant Vice President

                                  EXHIBIT 6

                              CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance by Central European Media Enterprises Ltd, of its $143,750,000 Convertible Subordinated Notes due 2004, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                             IBJ SCHRODER BANK & TRUST COMPANY



                                             By: /s/ James P. Freeman
                                                ------------------------------
                                                 James P. Freeman
                                                 Assistant Vice President








Dated: April 17, 1997

                                  EXHIBIT 7

                     CONSOLIDATED REPORT OF CONDITION OF
                      IBJ SCHRODER BANK & TRUST COMPANY
                            of New York, New York
                    And Foreign and Domestic Subsidiaries

                        Report as of December 31, 1996

                                                                 Dollar Amounts
                                                                  in Thousands
                                                                 --------------
                                    ASSETS
                                    ------

Cash and balance due from depository
 institutions:
  Noninterest-bearing balances and currency
   and coin ..................................                     $   32,466
  Interest-bearing balances ..................                     $  347,310

Securities: Held-to-maturity securities ......                     $  175,628
            Available-for-sale securities ....                     $   37,536

Federal funds sold and securities purchased
 under agreements to resell in domestic
 offices of the bank and of its Edge and
 Agreement subsidiaries and in IBFs:
   Federal Funds sold ........................                     $   13,900
   Securities purchased under agreements to
    resell ...................................                     $    4,524

Loans and lease financing receivables:
 Loans and leases, net of unearned income ....  $1,844,295
 LESS: Allowance for loan and lease losses ...  $   57,261
 LESS: Allocated transfer risk reserve .......  $      -0-
 Loans and leases, net of unearned income,
  allowance, and reserve .....................                     $1,787,034

Trading assets held in trading accounts ......                     $      403

Premises and fixed assets (including
 capitalized leases) .........................                     $    4,123

Other real estate owned ......................                     $      202

Investments in unconsolidated subsidiaries
 and associated companies ....................                     $      -0-

Customers' liability to this bank on
 acceptances outstanding .....................                     $      463


Intangible assets ............................                     $      -0-

Other assets .................................                     $   87,430

TOTAL ASSETS .................................                     $2,491,019

                                 LIABILITIES
                                 -----------

Deposits:
 In domestic offices .........................                     $  792,944
    Noninterest-bearing ......................  $  228,711
    Interest-bearing .........................  $  564,233

 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs .....................                     $1,125,928
    Noninterest-bearing ......................  $   20,348
    Interest-bearing .........................  $1,105,580

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

 Federal Funds purchased .....................                     $  185,300
 Securities sold under agreements to
  repurchase .................................                     $      -0-

Demand notes issued to the U.S. Treasury .....                     $    5,098

Trading Liabilities ..........................                     $       83

Other borrowed money:
 a) With a remaining maturity of one year or
    less .....................................                     $   74,686
 b) With a remaining maturity of more than
    one year .................................                     $    4,763

Mortgage indebtedness and obligations under
 capitalized leases ..........................                     $      -0-

Bank's liability on acceptances executed and
 outstanding .................................                     $      463

Subordinated notes and debentures ............                     $      -0-

Other liabilities ............................                     $   82,930

TOTAL LIABILITIES ............................                     $2,272,195

Limited-life preferred stock and related
 surplus .....................................                     $      -0-


                                EQUITY CAPITAL
                                --------------

Perpetual preferred stock and related
 surplus .....................................                     $      -0-

Common stock .................................                         29,649

Surplus (exclude all surplus related to
 preferred stock) ............................                     $  217,008

Undivided profits and capital reserves .......                     $  (27,849)

Net unrealized gains (losses) on available-
for-sale securities ..........................                     $       16

Cumulative foreign currency translation
 adjustments .................................                     $      -0-

TOTAL EQUITY CAPITAL .........................                     $  218,824

TOTAL LIABILITIES AND EQUITY CAPITAL .........                     $2,491,019